Exhibit 99

Colgate Announces 4th Quarter and Full Year 2013 Results

Strong Organic Sales Growth Worldwide

NEW YORK--(BUSINESS WIRE)--January 30, 2014--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $4,361 million in fourth quarter 2013, an increase of 2.0% versus fourth quarter 2012. Global unit volume grew 6.5%, pricing was even with the year ago quarter and foreign exchange was negative 4.5%. Organic sales (Net sales excluding foreign exchange, acquisitions and divestments) grew 6.5%.

Net income and Diluted earnings per share in fourth quarter 2013 were $564 million and $0.60, respectively. Net income in fourth quarter 2013 included $133 million ($0.15 per diluted share) of aftertax charges resulting from the implementation of the previously disclosed four-year Global Growth and Efficiency Program (the “2012 Restructuring Program”), a charge associated with an existing European competition law matter and costs associated with the sale of land in Mexico.

Net income and Diluted earnings per share in fourth quarter 2012 were $598 million and $0.63, respectively. Net income in fourth quarter 2012 included aftertax charges of $73 million ($0.07 per diluted share) resulting from the items described in Table 8.

Excluding the above noted items in both periods, Net income in fourth quarter 2013 was $697 million, an increase of 4% versus fourth quarter 2012, and Diluted earnings per share in fourth quarter 2013 was $0.75, an increase of 7% versus fourth quarter 2012.

Gross profit margin was 58.9% in fourth quarter 2013 versus 58.4% in the year ago quarter. Excluding the above noted items in both periods, Gross profit margin was 59.1% in fourth quarter 2013, an increase of 50 basis points versus the year ago quarter, as cost savings from the Company’s funding-the-growth initiatives more than offset higher raw and packaging material costs which included the impact of foreign exchange transaction costs.

Selling, general and administrative expenses were 37.0% of Net sales in fourth quarter 2013 versus 34.7% of Net sales in fourth quarter 2012. Excluding the above noted items in both periods, Selling, general and administrative expenses decreased by 10 basis points to 34.5% of Net sales in fourth quarter 2013, as an increase in advertising investment was more than offset by a decrease in overhead expenses, both as a percentage of Net sales. Worldwide advertising investment increased 3% versus the year ago quarter to $445 million.

Operating profit decreased 5% to $892 million in fourth quarter 2013 compared to $942 million in fourth quarter 2012. Excluding the above noted items in both periods, Operating profit increased 4% to $1,074 million.

Net cash provided by operations year to date was $3,204 million compared to $3,196 million in the comparable 2012 period, as strong operating earnings and a continued tight focus on working capital were offset by higher cash spending related to the 2012 Restructuring Program. Free cash flow before dividends (Net cash provided by operations less Capital expenditures) exceeded 100% of Net income. Working capital as a percentage of Net sales was 0.7%, even with the year ago period.

For the full year 2013, worldwide Net sales were $17,420 million, up 2.0% versus full year 2012. Global unit volume grew 5.0%, pricing increased 1.0% and foreign exchange was negative 4.0%. Organic sales grew 6.0%.

Net income and Diluted earnings per share for full year 2013 were $2,241 million and $2.38, respectively. Full year 2013 results include $424 million ($0.46 per diluted share) of aftertax charges resulting from the implementation of the 2012 Restructuring Program, the one-time charge relating to the remeasurement of the Venezuela balance sheet as a result of the currency devaluation in Venezuela, a charge associated with a European competition law matter and costs associated with the sale of land in Mexico.

Net income and Diluted earnings per share for full year 2012 were $2,472 million and $2.57, respectively. As previously disclosed, full year 2012 results included net aftertax charges of $102 million ($0.11 per diluted share) resulting from the items described in Table 9.

Excluding the items noted above in both periods, Net income for full year 2013 increased 4% versus full year 2012 and Diluted earnings per share increased 6% versus full year 2012.

Gross profit margin was 58.6% for full year 2013 versus 58.1% in full year 2012. Excluding the items noted above in both periods, Gross profit margin was 58.8% in full year 2013, up 50 basis points versus full year 2012, as higher pricing and cost savings from the Company’s funding-the-growth initiatives more than offset the impact of increases in raw and packaging material costs and foreign exchange transaction costs.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the results and outlook excluding the 2013 and 2012 items noted above, “We are delighted to have ended the year with another quarter of strong growth on both the top and bottom lines. For the eleventh consecutive quarter, operating profit, net income and diluted earnings per share all increased versus the year ago period.

“The strong 6.5% organic sales growth was led by the emerging markets, where organic sales grew a robust 10.5%. Our strong top-line momentum should continue into 2014, fueled by new products across all categories and in all geographies.

“Pleasingly, the increase in gross profit margin during the quarter, combined with a reduction in overhead costs funded an increase in advertising spending behind Colgate’s brands, both absolutely and as a percent to sales, driving market share performance worldwide.

“Colgate’s leading global market shares in toothpaste and manual toothbrushes remain strong at 44.9% and 32.8%, respectively, on a year-to-date basis. We continue to make great progress in mouthwash as well, with our global market share in that category reaching a record high at 17.0% year to date, up 130 basis points versus prior year.

“Our 2012 Restructuring Program is on track and proceeding smoothly. We also continue to be sharply focused on our aggressive worldwide funding-the-growth programs and our strategic pricing initiatives.”

Mr. Cook concluded, “As we look ahead to 2014, based on the Company’s current growth momentum and our confidence in the strength of our global growth and efficiency program, we are planning for a year of gross margin expansion and strong earnings per share growth in line with the consensus of external analyst estimates, excluding charges related to the 2012 Restructuring Program. This takes into account recent movements in foreign exchange rates but excludes the impact of the recent economic announcements in Venezuela, which we are still evaluating.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgatepalmolive.com.

The following are comments about divisional performance for fourth quarter 2013 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information schedules for additional information on divisional net sales and operating profit.

North America (18% of Company Sales)

North America Net sales increased 2.5% in fourth quarter 2013. Unit volume increased 4.0% with 1.0% lower pricing and 0.5% negative foreign exchange. Organic sales increased 3.0% during the quarter.

Operating profit in North America increased 5% in fourth quarter 2013 to $241 million, or 70 basis points to 31.2% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit, which was partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives, which were partially offset by higher raw and packaging material costs and lower pricing. This increase in Selling, general and administrative expenses was driven by increased advertising investment, which more than offset lower overhead expenses.

In the U.S., new product launches are contributing to volume growth across categories. Market share gains year to date were seen in manual toothbrushes, powered toothbrushes, mouthwash, dish liquids and fabric conditioners. In toothpaste, the success of Colgate Optic White and Colgate Optic White Dual Action toothpastes helped drive market share for the Colgate Optic White brand to 5.3% year to date, up 0.2 share points versus year ago. Strong sales of Colgate Total, Colgate Max Fresh Cool Scrub, Colgate Sensitive SmartFoam with Whitening and Tom’s of Maine toothpastes also contributed to volume growth in the quarter.

In manual toothbrushes, Colgate continued its brand market leadership with its market share in that category reaching a record 38.1% year to date, up 2.1 share points versus year ago. This success was driven by strong sales of Colgate 360° Optic White, Colgate 360° Total Advanced Floss Tip bristles, Colgate Extra Clean and Colgate Slim Soft manual toothbrushes.

Successful products driving volume growth in the U.S. in other categories include Colgate Total Advanced Pro-Shield and Colgate Optic White mouthwashes, Palmolive Soft Touch and Palmolive Lotus Blossom & Lavender dish liquids and Suavitel fabric conditioner.

Exciting new products planned for launch in first quarter 2014 include Colgate Optic White manual toothbrush + built-in whitening pen, Colgate Optic White Platinum Whiten and Protect toothpaste, Speed Stick Gear deodorants with new DryCore technology, Softsoap brand Décor Collection liquid hand soaps, Suavitel Fast Dry fabric conditioner and Palmolive Dish & Sink dish washing liquid.

Latin America (29% of Company Sales)

Latin America Net sales increased 1.0% in fourth quarter 2013. Unit volume increased 10.0% with 2.5% higher pricing and 11.5% negative foreign exchange. Volume gains were led by Venezuela, Brazil, Mexico and Colombia. Organic sales for Latin America increased 12.5% during the quarter.

Operating profit in Latin America increased 3% in fourth quarter 2013 to $363 million, or 50 basis points to 28.7% of Net sales. This increase in Operating profit was primarily due to a decrease in Selling, general and administrative expenses, which was partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was due to higher costs, primarily in Venezuela, which were partially offset by cost savings from the Company’s funding-the-growth initiatives and the benefits of pricing. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment, the latter due to the timing of new product launches.

Colgate’s strong leadership in oral care throughout Latin America continued during the quarter with year-to-date toothpaste market share gains in Brazil, Chile, Uruguay, the Dominican Republic and Puerto Rico. Strong sales of Colgate Luminous White, Colgate Luminous White Advanced, Colgate Total Professional Gum Health and Colgate Maximum Cavity Protection plus Neutrazucar toothpastes drove volume growth throughout the region. Colgate strengthened its leadership of the manual toothbrush market throughout the region, driven by strong sales of Colgate 360° Luminous White, Colgate Triple Action and Colgate Premier Clean manual toothbrushes. In mouthwash, Colgate’s strong market share performance continues throughout the region, driven by the success of Colgate Luminous White, Colgate Plax Fresh Tea and Colgate Plax 2 in 1 mouthwashes.

Products in other categories contributing to volume growth include Protex Men, Protex Vitamin E, Palmolive Naturals Olive and Aloe and Palmolive Naturals Argan Oil bar soaps and Axion Oats dish liquid.

Europe/South Pacific (19% of Company Sales)

Europe/South Pacific Net sales decreased 0.5% in fourth quarter 2013. Unit volume increased 2.5% with 4.5% lower pricing and 1.5% positive foreign exchange. Excluding divested businesses, unit volume increased 3.0%. Volume gains in the United Kingdom, Australia and Poland more than offset volume declines in France and Germany. Organic sales for Europe/South Pacific decreased 1.5%.

Operating profit in Europe/South Pacific increased 7% in fourth quarter 2013 to $200 million, or 160 basis points to 23.7% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit, which was partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by savings from the Company’s funding-the-growth initiatives, which were partially offset by lower pricing. This increase in Selling, general and administrative expenses was driven by increased advertising investment, which was partially offset by lower overhead expenses.

Colgate strengthened its oral care leadership in the Europe/South Pacific region with toothpaste share gains led by the United Kingdom, Switzerland, Poland, Germany, Austria, Czech Republic, the Netherlands, Croatia and Serbia. Successful premium products driving share gains include Colgate Max White One Luminous, Colgate Max Fresh ActiClean with SmartFoam and Colgate Total Pro Interdental toothpastes. In the manual toothbrush category, Colgate 360° Interdental and Colgate Slim Soft manual toothbrushes contributed to volume growth throughout the region.

Recent premium innovations contributing to volume growth in other product categories include Colgate Max White One and Colgate Plax Complete Care mouthwashes, Colgate ProClinical electric toothbrush, Sanex Surgras and Palmolive Mediterranean Moments shower gels, Palmolive Hygiene-Plus liquid hand soap, Paic Excel + dish liquid and Soupline Perfect Glide fabric conditioner.

Asia (14% of Company Sales)

Asia Net sales increased 4.5% during fourth quarter 2013. Unit volume increased 10.5% with 1.5% lower pricing and 4.5% negative foreign exchange. Volume gains were led by the Greater China region, India and the Philippines. Organic sales for Asia increased 9.0%.

Operating profit in Asia increased 14% in fourth quarter 2013 to $165 million, or 230 basis points to 28.8% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing. This decrease in Selling, general and administrative expenses was primarily due to lower overhead expenses and decreased advertising investment, the latter due to the timing of new product launches.

Colgate strengthened its toothpaste leadership in Asia, driven by market share gains in India, China, Thailand, the Philippines and Singapore. Successful new products including Colgate Total Pro Gum Health, Colgate Optic White, Colgate Visible White, Colgate Active Salt Healthy White, Darlie Expert White and Colgate Max Fresh Tea toothpastes contributed to volume growth throughout the region.

Successful new products contributing to volume growth in other categories in the region include Colgate Slim Soft Charcoal and Colgate Slim Soft Raised Tip manual toothbrushes, Colgate Optic White, Colgate Plax Fruity Fresh and Darlie mouthwashes, Palmolive Naturals White + Milk bar soap, Protex Men Power shower gel and Palmolive Naturals Vibrant Color shampoo.

Africa/Eurasia (7% of Company Sales)

Africa/Eurasia Net sales increased 0.5% during fourth quarter 2013. Unit volume increased 6.0% with 1.0% higher pricing and 6.5% negative foreign exchange. Volume gains were led by Russia, the Sub-Saharan Africa region, Turkey and the Central Asia/Caucasus region. Organic sales for Africa/Eurasia increased 7.0%.

Operating profit in Africa/Eurasia increased 9% in fourth quarter 2013 to $76 million, or 170 basis points to 23.4% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and the benefits of pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was primarily due to lower overhead expenses which were partially offset by increased advertising investment.

Colgate continued its toothpaste leadership in Africa/Eurasia, driven by market share gains in Russia, South Africa, Turkey, Kenya, Saudi Arabia and Kuwait. Successful products contributing to volume growth in the region include Colgate Optic White, Colgate Altai Herbs, Colgate Total Pro Interdental and Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer toothpastes, Colgate 360° Optic White and Colgate Slim Soft Charcoal manual toothbrushes, Colgate Optic White and Colgate Plax Herbal mouthwashes and Palmolive Gourmet Spa and Protex for Men shower gels.

Hill’s Pet Nutrition (13% of Company Sales)

Hill’s Net sales increased 4.5% during fourth quarter 2013. Unit volume increased 4.0% with 3.0% higher pricing and 2.5% negative foreign exchange. Volume gains in the U.S., Russia and Canada were partially offset by volume declines in Japan. Hill’s organic sales increased 7.0%.

Hill’s Operating profit increased 3% in fourth quarter 2013 to $153 million, while as a percentage of Net sales it decreased 50 basis points to 26.2% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, which was partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, due in part to formulation changes and foreign exchange transaction costs, which were partially offset by cost savings from the Company’s funding-the-growth initiatives and the benefit of pricing. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment, the latter due to timing of new product launches.

New product introductions driving volume growth in the U.S. include the recent successful launch of our natural pet food brand, Hill’s Ideal Balance, with natural ingredients perfectly balanced.

New product introductions driving volume growth globally include the launch of breakthrough weight loss nutrition, Hill’s Prescription Diet Metabolic, and the relaunch of Hill’s Science Diet with natural ingredients and improved taste.

Exciting new products planned for launch in first quarter 2014 include Hill’s Ideal Balance Active and Slim & Healthy, Hill’s Science Diet Grain Free, Perfect Weight and Sensitive Stomach and Skin, and Hill’s Prescription Diet c/d Urinary Stress.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s web site at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

The Company’s annual meeting of shareholders is currently scheduled for Friday, May 9, 2014.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data. Market share data is subject to limitations on the availability of up-to-date information. We believe that the third-party vendors we use to provide data are reliable, but we have not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings growth, financial goals, the impact of currency devaluations, exchange controls, price controls and labor unrest, including in Venezuela, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments. Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2013 vs 2012 included with this release for a comparison of organic sales growth to sales growth in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

To supplement Colgate’s Condensed Consolidated Income Statements presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges resulting from the implementation of the 2012 Restructuring Program, the one-time charge resulting from the Venezuela devaluation, a charge associated with a European competition law matter, costs related to the sale of land in Mexico and costs associated with various business realignment and other cost-saving initiatives (non-GAAP). Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the performance of the Company’s ongoing operations. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2013 and 2012 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2013 and 2012 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

Table 1

Colgate-Palmolive Company

Condensed Consolidated Income Statements

For the Three Months Ended December 31, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2013	2012

Net sales	$4,361	$4,286

Cost of sales	1,794	1,781

Gross profit	2,567	2,505

Gross profit margin	58.9%	58.4%

Selling, general and administrative expenses	1,612	1,487

Other (income) expense, net	63	76

Operating profit	892	942

Operating profit margin	20.5%	22.0%

Interest (income) expense, net	(1)	(5)

Income before income taxes	893	947

Provision for income taxes	292	311

Effective tax rate	32.7%	32.8%

Net income including noncontrolling interests	601	636

Less: Net income attributable to noncontrolling interests	37	38

Net income attributable to Colgate-Palmolive Company	$564	$598

Earnings per common share
Basic	$0.61	$0.63
Diluted	$0.60	$0.63

Average common shares outstanding
Basic	925.7	944.0
Diluted	935.3	952.1

Table 2

Colgate-Palmolive Company

Condensed Consolidated Income Statements

For the Twelve Months Ended December 31, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2013	2012

Net sales	$17,420	$17,085

Cost of sales	7,219	7,153

Gross profit	10,201	9,932

Gross profit margin	58.6%	58.1%

Selling, general and administrative expenses	6,223	5,930

Other (income) expense, net	422	113

Operating profit	3,556	3,889

Operating profit margin	20.4%	22.8%

Interest (income) expense, net	(9)	15

Income before income taxes	3,565	3,874

Provision for income taxes	1,155	1,243

Effective tax rate	32.4%	32.1%

Net income including noncontrolling interests	2,410	2,631

Less: Net income attributable to noncontrolling interests	169	159

Net income attributable to Colgate-Palmolive Company	$2,241	$2,472

Earnings per common share
Basic	$2.41	$2.60
Diluted	$2.38	$2.57

Average common shares outstanding
Basic	930.8	952.1
Diluted	939.9	960.2

	Table 3

	Colgate-Palmolive Company

	Condensed Consolidated Balance Sheets

	As of December 31, 2013 and 2012

	(Dollars in Millions) (Unaudited)

		December 31,	December 31,
		2013	2012

	Cash and cash equivalents	$962	$884
	Receivables, net	1,636	1,668
	Inventories	1,425	1,365
	Other current assets	799	639
	Property, plant and equipment, net	4,083	3,842
	Other assets, including goodwill and intangibles	4,971	4,996
	Total assets	$13,876	$13,394

	Total debt	$5,657	$5,230
	Other current liabilities	3,562	3,432
	Other non-current liabilities	2,121	2,342
	Total liabilities	11,340	11,004
	Total Colgate-Palmolive Company shareholders' equity	2,305	2,189
	Noncontrolling interests	231	201
	Total liabilities and shareholders' equity	$13,876	$13,394

	Supplemental Balance Sheet Information
	Debt less cash, cash equivalents and marketable securities*	$4,522	$4,230
	Working capital % of sales	0.7%	0.7%

*	Marketable securities of $173 and $116 as of December 31, 2013 and 2012, respectively, are included in Other current assets.

Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2013 and 2012

(Dollars in Millions) (Unaudited)

	2013	2012

Operating Activities
Net income including noncontrolling interests	$2,410	$2,631
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	439	425
Restructuring and termination benefits, net of cash	182	35
Voluntary benefit plan contributions	(101)	(101)
Stock-based compensation expense	128	120
Venezuela devaluation charge	172	-
Deferred income taxes	71	63
Cash effects of changes in:
Receivables	(37)	19
Inventories	(97)	(21)
Accounts payable and other accruals	24	(5)
Other non-current assets and liabilities	13	30
Net cash provided by operations	3,204	3,196

Investing Activities
Capital expenditures	(670)	(565)
Sale of property and non-core product lines	15	72
Purchases of marketable securities and investments	(505)	(545)
Proceeds from sale of marketable securities and investments	267	147
Payment for acquisitions, net of cash acquired	(3)	(29)
Other	6	55
Net cash used in investing activities	(890)	(865)

Financing Activities
Principal payments on debt	(7,554)	(5,011)
Proceeds from issuance of debt	7,976	5,452
Dividends paid	(1,382)	(1,277)
Purchases of treasury shares	(1,521)	(1,943)
Proceeds from exercise of stock options and excess tax benefits	339	478
Net cash used in financing activities	(2,142)	(2,301)

Effect of exchange rate changes on Cash and cash equivalents	(94)	(24)
Net increase (decrease) in Cash and cash equivalents	78	6
Cash and cash equivalents at beginning of period	884	878
Cash and cash equivalents at end of period	$962	$884

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$3,204	$3,196
Less: Capital expenditures	(670)	(565)
Free cash flow before dividends	$2,534	$2,631

Income taxes paid	$1,087	$1,280

Table 5

Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2013 and 2012

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net sales
Oral, Personal and Home Care

North America	$772	$754	$3,072	$2,971
Latin America	1,265	1,255	5,012	5,032
Europe/South Pacific	844	848	3,396	3,417
Asia	572	547	2,472	2,264
Africa/Eurasia	325	323	1,257	1,241

Total Oral, Personal and Home Care	3,778	3,727	15,209	14,925

Pet Nutrition	583	559	2,211	2,160

Total Net sales	$4,361	$4,286	$17,420	$17,085

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Operating profit
Oral, Personal and Home Care

North America	$241	$230	$927	$810
Latin America	363	354	1,385	1,454
Europe/South Pacific	200	187	805	747
Asia	165	145	698	619
Africa/Eurasia	76	70	268	267

Total Oral, Personal and Home Care	1,045	986	4,083	3,897

Pet Nutrition	153	149	563	589
Corporate(1)	(306)	(193)	(1,090)	(597)

Total Operating Profit	$892	$942	$3,556	$3,889

Note:

(1) Corporate operations includes costs related to stock options and restricted stock awards, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2013 includes costs of $173 associated with the 2012 Restructuring Program, a charge of $5 for a competition law matter in France related to the home care and personal care sectors and costs of $4 related to the sale of land in Mexico. For the three months ended December 31, 2012, Corporate Operating profit (loss) included costs of $89 associated with the 2012 Restructuring Program and costs of $4 related to the sale of land in Mexico.

Corporate Operating profit (loss) for the twelve months ended December 31, 2013 includes costs of $371 associated with the 2012 Restructuring Program, a one-time $172 charge for the impact of the devaluation in Venezuela, a charge of $23 for a competition law matter in France related to the home care and personal care sectors and costs of $18 related to the sale of land in Mexico. For the twelve months ended December 31, 2012, Corporate Operating profit (loss) included costs of $89 associated with the 2012 Restructuring Program, costs of $24 related to the sale of land in Mexico and costs of $21 associated with various business realignment and other cost-saving initiatives.

Table 6

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2013 vs 2012

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales	3 Months				Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	2.0%	6.5%	6.5%	6.5%	6.5%	- %	(4.5)%

Europe/South Pacific	(0.5)%	(1.5)%	2.5%	3.0%	3.0%	(4.5)%	1.5%

Latin America	1.0%	12.5%	10.0%	10.0%	10.0%	2.5%	(11.5)%

Asia	4.5%	9.0%	10.5%	10.5%	10.5%	(1.5)%	(4.5)%

Africa/Eurasia	0.5%	7.0%	6.0%	6.0%	6.0%	1.0%	(6.5)%

Total International	1.0%	7.0%	7.5%	7.5%	7.5%	(0.5)%	(6.0)%

North America	2.5%	3.0%	4.0%	4.0%	4.0%	(1.0)%	(0.5)%

Total CP Products	1.5%	6.5%	7.0%	7.0%	7.0%	(0.5)%	(5.0)%

Hill's	4.5%	7.0%	4.0%	4.0%	4.0%	3.0%	(2.5)%

Emerging Markets (1)	2.0%	10.5%	9.5%	9.5%	9.5%	1.0%	(8.5)%

Developed Markets	1.0%	2.0%	3.0%	3.5%	3.5%	(1.5)%	(0.5)%

Notes:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2013 vs 2012

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales	12 Months				Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	2.0%	6.0%	5.0%	5.0%	5.0%	1.0%	(4.0)%

Europe/South Pacific	(0.5)%	(0.5)%	1.5%	2.0%	2.0%	(2.5)%	0.5%

Latin America	(0.5)%	9.5%	5.5%	6.0%	6.0%	3.5%	(9.5)%

Asia	9.0%	10.5%	10.5%	10.5%	10.5%	- %	(1.5)%

Africa/Eurasia	1.5%	7.0%	8.0%	8.0%	8.0%	(1.0)%	(5.5)%

Total International	1.5%	6.5%	6.0%	6.0%	6.0%	0.5%	(5.0)%

North America	3.5%	3.5%	3.5%	3.5%	3.5%	- %	- %

Total CP Products	2.0%	6.0%	5.5%	5.5%	5.5%	0.5%	(4.0)%

Hill's	2.5%	5.0%	1.5%	1.5%	1.5%	3.5%	(2.5)%

Emerging Markets (1)	3.0%	9.5%	8.0%	8.0%	8.0%	1.5%	(6.5)%

Developed Markets	1.0%	2.0%	1.5%	2.0%	2.0%	- %	(0.5)%

Notes:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2013	2012
Gross profit, GAAP	$2,567	$2,505
2012 Restructuring Program	6	2
Costs related to the sale of land in Mexico	4	4
Gross profit, non-GAAP	$2,577	$2,511

			Basis Point
Gross Profit Margin	2013	2012	Change
Gross profit margin, GAAP	58.9%	58.4%	50
2012 Restructuring Program	0.1%	0.1%
Costs related to the sale of land in Mexico	0.1%	0.1%
Gross profit margin, non-GAAP	59.1%	58.6%	50

Selling, General and Administrative Expenses	2013	2012
Selling, general and administrative expenses, GAAP	$1,612	$1,487
2012 Restructuring Program	(106)	(6)
Selling, general and administrative expenses, non-GAAP	$1,506	$1,481

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2013	2012	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	37.0%	34.7%	230
2012 Restructuring Program	(2.5%)	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.5%	34.6%	(10)

Other (Income) Expense, Net	2013	2012
Other (income) expense, net, GAAP	$63	$76
2012 Restructuring Program	(61)	(81)
Charge for a French competition law matter	(5)	-
Other (income) expense, net, non-GAAP	$(3)	$(5)

Operating Profit	2013	2012	% Change
Operating profit, GAAP	$892	$942	(5%)
2012 Restructuring Program	173	89
Charge for a French competition law matter	5	-
Costs related to the sale of land in Mexico	4	4
Operating profit, non-GAAP	$1,074	$1,035	4%

			Basis Point
Operating Profit Margin	2013	2012	Change
Operating profit margin, GAAP	20.5%	22.0%	(150)
2012 Restructuring Program	3.9%	2.0%
Charge for a French competition law matter	0.1%	-
Costs related to the sale of land in Mexico	0.1%	0.1%
Operating profit margin, non-GAAP	24.6%	24.1%	50

Net Income Attributable to Colgate-Palmolive Company	2013	2012	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$564	$598	(6%)
2012 Restructuring Program	125	70
Charge for a French competition law matter	5	-
Costs related to the sale of land in Mexico	3	3
Net income attributable to Colgate-Palmolive Company, non-GAAP	$697	$671	4%

Earnings Per Common Share, Diluted (1) (2)	2013	2012	% Change
Diluted earnings per common share, GAAP	$0.60	$0.63	(5%)
2012 Restructuring Program	0.14	0.07
Charge for a French competition law matter	0.01	-
Costs related to the sale of land in Mexico	-	-
Diluted earnings per common share, non-GAAP	$0.75	$0.70	7%

(1) The impact of non-GAAP adjustments on the diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) As a result of the two-for-one stock split, effective May 15, 2013, all historical per share data and number of shares were retroactively adjusted. Diluted earnings per share were computed independently for each quarter presented.

Table 9

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2013	2012
Gross profit, GAAP	$10,201	$9,932
2012 Restructuring Program	32	2
Costs related to the sale of land in Mexico	15	24
Business realignment and other cost-saving initiatives	-	5
Gross profit, non-GAAP	$10,248	$9,963

			Basis Point
Gross Profit Margin	2013	2012	Change
Gross profit margin, GAAP	58.6%	58.1%	50
2012 Restructuring Program	0.2%	-
Costs related to the sale of land in Mexico	-	0.2%
Gross profit margin, non-GAAP	58.8%	58.3%	50

Selling, General and Administrative Expenses	2013	2012
Selling, general and administrative expenses, GAAP	$6,223	$5,930
2012 Restructuring Program	(137)	(6)
Business realignment and other cost-saving initiatives	-	(14)
Selling, general and administrative expenses, non-GAAP	$6,086	$5,910

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2013	2012	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.7%	34.7%	100
2012 Restructuring Program	(0.8%)	-
Business realignment and other cost-saving initiatives	-	(0.1%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.9%	34.6%	30

Other (Income) Expense, Net	2013	2012
Other (income) expense, net, GAAP	$422	$113
2012 Restructuring Program	(202)	(81)
Venezuela devaluation charge	(172)	-
Charge for a French competition law matter	(23)	-
Costs related to the sale of land in Mexico	(3)	-
Business realignment and other cost-saving initiatives	-	(2)
Other (income) expense, net, non-GAAP	$22	$30

Operating Profit	2013	2012	% Change
Operating profit, GAAP	$3,556	$3,889	(9%)
2012 Restructuring Program	371	89
Venezuela devaluation charge	172	-
Charge for a French competition law matter	23	-
Costs related to the sale of land in Mexico	18	24
Business realignment and other cost-saving initiatives	-	21
Operating profit, non-GAAP	$4,140	$4,023	3%

			Basis Point
Operating Profit Margin	2013	2012	Change
Operating profit margin, GAAP	20.4%	22.8%	(240)
2012 Restructuring Program	2.2%	0.5%
Venezuela devaluation charge	1.0%	-
Charge for a French competition law matter	0.1%	-
Costs related to the sale of land in Mexico	0.1%	0.1%
Business realignment and other cost-saving initiatives	-	0.1%
Operating profit margin, non-GAAP	23.8%	23.5%	30

Net Income Attributable to Colgate-Palmolive Company	2013	2012	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$2,241	$2,472	(9%)
2012 Restructuring Program	278	70
Venezuela devaluation charge	111	-
Charge for a French competition law matter	23	-
Costs related to the sale of land in Mexico	12	18
Business realignment and other cost-saving initiatives	-	14
Net income attributable to Colgate-Palmolive Company, non-GAAP	$2,665	$2,574	4%

Earnings Per Common Share, Diluted (1) (2)	2013	2012	% Change
Diluted earnings per common share, GAAP	$2.38	$2.57	(7%)
2012 Restructuring Program	0.30	0.07
Venezuela devaluation charge	0.12	-
Charge for a French competition law matter	0.03	-
Costs related to the sale of land in Mexico	0.01	0.02
Business realignment and other cost-saving initiatives	-	0.02
Diluted earnings per common share, non-GAAP	$2.84	$2.68	6%

(1) The impact of non-GAAP adjustments on the diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) As a result of the two-for-one stock split, effective May 15, 2013, all historical per share data and number of shares were retroactively adjusted. Diluted earnings per share were computed independently for each quarter and the year to date period presented. As a result of the stock split, changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not necessarily equal the earnings per share for the year to date period.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
Hope Spiller, 212-310-2291